UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 15, 2007

MoneyGram International, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-31950	16-1690064
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1550 Utica Avenue South, Suite 100, Minneapolis, Minnesota		55416
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	952-591-3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01 Entry into a Material Definitive Agreement.

On November 15, 2007, MoneyGram International, Inc. ("MGI") entered into a $150,000,000 364-Day Credit Agreement with the Lenders named in the agreement, JPMorgan Chase Bank, N.A., as Administrative Agent, and J.P. Morgan Securities Inc., as Sole Lead Arranger and Sole Book Runner (the "Credit Agreement"). The Credit Agreement provides for a $150 million revolving credit facility that terminates on November 14, 2008 or in accordance with its terms. As of the date of this filing, MGI has not drawn on this Credit Agreement. The Credit Agreement is filed herewith as Exhibit 99.01.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On November 15, 2007, the Board of Directors of MGI appointed Anthony P. Ryan the Executive Vice President and Chief Operating Officer of MGI, a position he will also hold at MGI’s principal operating subsidiaries. Mr. Ryan, age 44, previously served as Executive Vice President/ President, MoneyGram Global Payment Products and Services from August 2006 to November 2007, Executive Vice President/Division President Global Funds Transfer from November 2005 to August 2006 and Vice President of MoneyGram and General Manager of Global Funds Transfer from June 2004 to November 2005, a position he had held at Travelers Express Company, Inc. (predecessor of MoneyGram Payment Systems, Inc.) since 2001. Mr. Ryan previously served as Chief Financial Officer of Travelers Express Company, Inc. from 1997 to 2001 and as Controller from 1996 to 1997. Prior to joining the Company, Mr. Ryan spent 10 years at First Data Corporation, serving most recently as Director of Finance. The press release announcing Mr. Ryan’s appointment is furnished herewith as Exhibit 99.02.

There are no arrangements or understandings between Mr. Ryan and MGI or any other persons pursuant to which Mr. Ryan was selected as an officer. Mr. Ryan does not have a family relationship with any director or executive officer of MGI. There are no relationships or related transactions between MGI and Mr. Ryan of the type required to be disclosed under Item 404(a) of Regulation S-K. MGI did not enter into or amend any material plan, contract or arrangement to which Mr. Ryan is a party or in which he participates in connection with his appointment, nor did he receive any grant or award, or modification of any previous grant or award, under any plan to which Mr. Ryan participates.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) Effective November 15, 2007, upon recommendation of the Corporate Governance and Nominating Committee, the Board of Directors adopted an amendment to the Bylaws of MGI to require majority voting in the election of directors. MGI’s Bylaws currently provide for plurality voting for directors whereby nominees receiving the most votes are elected, even if such nominees do not receive a majority of the votes cast in their favor. Under the amendment, a new director nominee in an uncontested election, who fails to receive a majority of votes cast in his or her favor is not elected. An incumbent nominee who fails to get the required vote remains in place until their successor is elected and qualified, but must tender his or her resignation. The Corporate Governance and Nominating Committee must make a recommendation to the Board whether to accept or reject the resignation. The Board must provide its decision within 90 days of the date of the certification of the election results. The Bylaws, as amended and restated, are filed herewith as Exhibit 99.03.

Item 8.01 Other Events.

On November 15, 2007, MGI issued a press release announcing the declaration of a quarterly dividend of $0.05 per share on common stock, payable on January 2, 2008 to stockholders of record at the close of business on December 14, 2007. The press release announcing the dividend is furnished herewith as Exhibit 99.04.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MoneyGram International, Inc.

November 20, 2007	By:	/s/ Teresa H. Johnson

Name: Teresa H. Johnson
Title: Executive Vice President, General Counsel and Secretary

Top of the Form

Exhibit Index

Exhibit No.	Description

99.01	$150,000,000 364-Day Credit Agreement, dated November 15, 2007, among MGI, the Lenders named in the agreement, JPMorgan Chase Bank, N.A. and J.P. Morgan Securities Inc.
99.02	Press Release dated November 19, 2007 announcing Chief Operating Officer
99.03	Amended and Restated Bylaws of MGI dated November 15, 2007
99.04	Press Release dated November 15, 2007 announcing declaration of dividend